EXHIBIT 24

LIMITED POWER OF ATTORNEY
CHANGES IN OWNERSHIP

                    The undersigned, in his capacity as a director or officer, or both, as the case may be, of Professionals Direct, Inc., appoints STEPHEN M. TUUK and STEPHEN M. WESTFIELD, or either of them severally, with full power of substitution, his or her attorneys or attorney to execute and file in his name, any report of beneficial ownership or changes in beneficial ownership of securities of PROFESSIONALS DIRECT, INC. (the "Company") that the undersigned may be required to file pursuant to Sections 13 or 16 of the Securities Exchange Act of 1934, as amended.

                    The undersigned agrees that the attorneys-in-fact named herein may rely entirely on information furnished orally or in writing by the undersigned to such attorneys-in-fact. The undersigned also agrees to indemnify and hold harmless the attorneys-in-fact against any losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or omission of necessary fact in the information provided by the undersigned to the attorneys-in-fact for purposes of executing, acknowledging, delivering or filing any such forms, or any amendments or any successor forms thereto, or any form or forms adopted by the Securities and Exchange Commission in lieu thereof or in addition thereto.

November 15, 2002	/s/ Joseph A. Fink
Signature

Joseph A. Fink
Name

Director
Title